UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas	78682
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously reported, a special meeting (the “Special Meeting”) of stockholders of Dell Technologies Inc. (the “Company”) was held on December 11, 2018, at which the Company’s stockholders approved the proposals relating to the Company’s previously announced transaction (the “Class V transaction”) in which holders of shares of Class V common stock of the Company may elect to receive in exchange for each share of Class V common stock either (i) such number of shares of Class C common stock of the Company as determined by the application of the exchange ratio, which will be between 1.5043 and 1.8130, or (ii) $120.00 in cash, without interest, subject to a cap of $14 billion on the aggregate amount of cash consideration.

On December 11, 2018, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Voting Results 8-K”), which reported the final voting results for the proposals presented at the Special Meeting that had been certified by the independent inspector of election for the Special Meeting. Holders of more than 61% of the outstanding Class V common stock, excluding affiliates of the Company and voting as a separate class, voted in favor of the Class V transaction. On December 12, 2018, the day after the Special Meeting and after the polls for voting at the Special Meeting had closed, an additional proxy was received by the Company’s proxy solicitor for the Special Meeting. Because such proxy was not timely received by the Company’s proxy solicitor, it was not considered in determining the final voting results with respect to the Special Meeting proposals as reported in the Voting Results 8-K. The inclusion of such proxy would not have affected the outcome of the voting on the proposals and would not have materially affected the voting results.

If such proxy had been timely received, the number of unaffiliated Class V shares voted at the Special Meeting would have included an additional: (a) 2,295,061 votes for, 8,545,887 votes against, and 1,920 abstentions with respect to the proposal to approve the amended merger agreement pursuant to which the Class V transaction will be effected (Proposal 1); (b) 2,283,477 votes for, 8,555,866 votes against, and 3,525 abstentions with respect to the proposal to approve the amended and restated certificate of incorporation of the Company (Proposal 2); and (c) 2,252,339 votes for, 8,582,729 votes against, and 7,800 abstentions with respect to the proposal to approve, on a non-binding, advisory basis, the transaction-related compensation (Proposal 3). As a result, if such proxy had been timely received, holders of more than 63% of the outstanding Class V common stock, excluding affiliates of the Company and voting as a separate class, would have been deemed to have voted in favor of the Class V transaction, and votes in favor of the Class V transaction would have been deemed to constitute more than 84% of the Class V shares voted by unaffiliated Class V common stockholders who cast a ballot.

The above information is reported for informational purposes only. Because such additional proxy was not timely received, the final certified voting results are as presented in the Voting Results 8-K and are not amended or supplemented by the information set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2018	Dell Technologies Inc.

	By:	/s/ Janet Bawcom
Janet Bawcom Senior Vice President and Assistant Secretary (Duly Authorized Officer)